EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: February 27, 2015

Icahn Enterprises L.P. Reports Fourth Quarter and Full Year 2014 Financial Results

•	Full year 2014 reported revenue of $19.2 billion and adjusted net loss attributable to Icahn Enterprises of $221 million, or an adjusted loss of $1.82 per depositary unit

•	Full year 2014 Adjusted EBITDA attributable to Icahn Enterprises of $1.0 billion

•	Board approves quarterly distribution of $1.50 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting full year 2014 revenues of $19.2 billion and adjusted net loss attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, of $221 million, or an adjusted loss of $1.82 per depositary unit. For full year 2013, which did not have an adjustment for extinguishment of debt, revenues were $20.7 billion and net income attributable to Icahn Enterprises was $1.0 billion, or $9.07 per depositary unit. For full year 2014, net loss attributable to Icahn Enterprises was $373 million, or a loss of $3.08 per depositary unit. Adjusted EBITDA attributable to Icahn Enterprises was $1.0 billion for full year 2014 compared to $1.9 billion for full year 2013. Adjusted EBIT attributable to Icahn Enterprises was $440 million for full year 2014 compared to $1.4 billion for full year 2013.

For the fourth quarter of 2014, which did not have any gains or losses on extinguishment of debt, revenues were $3.4 billion and net loss attributable to Icahn Enterprises was $478 million, or a loss of $3.84 per depositary unit. For fourth quarter of 2013, revenues were $4.9 billion and adjusted net income attributable to Icahn Enterprises, after adding back the loss on extinguishment, was $225 million, or $1.92 per depositary unit. For the fourth quarter of 2013, net income attributable to Icahn Enterprises was $222 million, or $1.90 per depositary unit. For the fourth quarter of 2014, Adjusted EBITDA attributable to Icahn Enterprises was $(220) million compared to $289 million in the fourth quarter of 2013. For the fourth quarter of 2014, Adjusted EBIT attributable to Icahn Enterprises was $(366) million compared to $147 million in the fourth quarter of 2013.

On February 20, 2015, the board of directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about April 22, 2015 to depositary unit holders of record at the close of business on March 9, 2015.

Mr. Icahn stated: “This year’s results were obviously disappointing, with the precipitous decline in oil prices impacting the profitability of many of our segments. I believe a great amount of profit in the next few years will be made by those who hold positions in energy companies. However, I also believe that oil prices will continue to decline in the near term. The performance of our investment in Apple, the largest position in our Investment segment, softened the impact of the decline in oil prices and hopefully will continue to do so (I look forward to wearing the watch in the very near future and possibly driving the car in the more distant future).

I hope and believe that Icahn Enterprises will be strongly profitable in 2015 and beyond, continuing our excellent long term track record of profitability.”

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended December 31,
	2014	2013
Revenues:	(Unaudited)
Net sales	$3,982	$4,533
Other revenues from operations	316	242
Net (loss) gain from investment activities	(1,073)	143
Interest and dividend income	52	68
Other income (loss), net	89	(114)
	3,366	4,872
Expenses:
Cost of goods sold	3,798	4,204
Other expenses from operations	155	122
Selling, general and administrative	378	358
Restructuring	23	28
Impairment	129	9
Interest expense	254	138
	4,737	4,859
(Loss) income before income tax benefit	(1,371)	13
Income tax benefit	269	392
Net (loss) income	(1,102)	405
Less: net loss (income) attributable to non-controlling interests	624	(183)
Net (loss) income attributable to Icahn Enterprises	$(478)	$222

Net (loss) income attributable to Icahn Enterprises allocable to:
Limited partners	$(469)	$218
General partner	(9)	4
	$(478)	$222

Basic (loss) income per LP unit	$(3.84)	$1.91
Basic weighted average LP units outstanding	122	114

Diluted (loss) income per LP unit	$(3.84)	$1.90
Diluted weighted average LP units outstanding	122	115
Cash distributions declared per LP unit	$1.50	$1.25

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Year Ended December 31,
	2014	2013
Revenues:	(unaudited)
Net sales	$18,072	$17,785
Other revenues from operations	1,250	988
Net (loss) gain from investment activities	(564)	1,694
Interest and dividend income	217	194
Other income, net	182	21
	19,157	20,682
Expenses:
Cost of goods sold	16,485	15,809
Other expenses from operations	613	504
Selling, general and administrative	1,625	1,417
Restructuring	84	50
Impairment	135	16
Interest expense	847	560
	19,789	18,356
(Loss) income before income tax benefit	(632)	2,326
Income tax benefit	103	118
Net (loss) income	(529)	2,444
Less: net loss (income) attributable to non-controlling interests	156	(1,419)
Net (loss) income attributable to Icahn Enterprises	$(373)	$1,025

Net (loss) income attributable to Icahn Enterprises allocable to:
Limited partners	$(366)	$1,005
General partner	(7)	20
	$(373)	$1,025

Basic (loss) income per LP unit	$(3.08)	$9.14
Basic weighted average LP units outstanding	119	110

Diluted (loss) income per LP unit	$(3.08)	$9.07
Diluted weighted average LP units outstanding	119	111
Cash distributions declared per LP unit	$6.00	$4.50

CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2014	2013
ASSETS	(unaudited)
Cash and cash equivalents	$2,912	$3,262
Cash held at consolidated affiliated partnerships and restricted cash	1,435	396
Investments	14,500	12,261
Accounts receivable, net	1,691	1,750
Inventories, net	1,879	1,902
Property, plant and equipment, net	8,955	8,077
Goodwill	2,000	2,074
Intangible assets, net	1,088	1,113
Other assets	1,320	910
Total Assets	$35,780	$31,745
LIABILITIES AND EQUITY
Accounts payable	$1,387	$1,353
Accrued expenses and other liabilities	2,235	2,196
Deferred tax liability	1,255	1,394
Securities sold, not yet purchased, at fair value	337	884
Due to brokers	5,197	2,203
Post-employment benefit liability	1,391	1,111
Debt	11,588	9,295
Total liabilities	23,390	18,436

Equity:
Limited partners	5,672	6,308
General partner	(229)	(216)
Equity attributable to Icahn Enterprises	5,443	6,092
Equity attributable to non-controlling interests	6,947	7,217
Total equity	12,390	13,309
Total Liabilities and Equity	$35,780	$31,745

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	December 31,
	2014	2013
Market-valued Subsidiaries:	(unaudited)
Holding Company interest in Funds (1)	$4,284	$3,696
CVR Energy (2)	2,756	3,092
CVR Refining - direct holding (2)	101	136
Federal-Mogul (2)	1,949	2,383
American Railcar Industries (2)	611	543
Total market-valued subsidiaries	$9,701	$9,850

Other Subsidiaries:
Tropicana (3)	$497	$444
Viskase (3)	246	290
Real Estate Holdings (4)	693	711
PSC Metals (4)	250	273
WestPoint Home (4)	180	191
AEP Leasing / ARL (5)	944	754
Total - other subsidiaries	$2,810	$2,663
Add: Holding Company cash and cash equivalents (6)	1,123	782
Less: Holding Company debt (6)	(5,486)	(4,016)
Add: Other Holding Company net assets (7)	237	(147)
Indicative Net Asset Value	$8,385	$9,132

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Fair market value of Holding Company's interest in the Funds and Investment segment cash as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 7.5x Adjusted EBITDA for the twelve months ended December 31, 2014 and 8.0x Adjusted EBITDA for the twelve months ended December 31, 2013. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2014 and 9.5x for the twelve months ended December 31, 2013.

(4)	Represents equity attributable to us as of each respective date.

(5)	ARL value assumes the present value of projected cash flows from leased railcars plus working capital.

(6)	Holding Company's balance as of each respective date.

(7)	Represents Holding Company net assets as of each respective date.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Consolidated Adjusted EBITDA:	(Unaudited)
Net (loss) income	$(1,102)	$405	$(529)	$2,444
Interest expense, net	250	134	832	544
Income tax benefit	(269)	(392)	(103)	(118)
Depreciation and amortization	204	184	787	708
Consolidated EBITDA	$(917)	$331	$987	$3,578
Impairment of assets	129	9	135	16
Restructuring costs	23	28	84	50
Non-Service cost US based pensions	(2)	2	(7)	5
FIFO impact unfavorable (favorable)	155	62	161	(21)
Unrealized loss/(gain) on certain derivatives	15	126	(63)	(51)
OPEB curtailment gain	—	—	—	(19)
Major scheduled turnaround expense	1	—	7	—
Certain share-based compensation expense	1	7	12	28
Net loss on divestitures	—	3	—	60
Net loss on extinguishment of debt	—	5	162	—
Other	(39)	8	(62)	29
Consolidated Adjusted EBITDA	$(634)	$581	$1,416	$3,675

IEP Adjusted EBITDA:
Net (loss) income attributable to IEP	$(478)	$222	$(373)	$1,025
Interest expense, net	175	118	614	464
Income tax benefit	(221)	(381)	(109)	(170)
Depreciation and amortization	146	142	573	485
EBITDA attributable to IEP	$(378)	$101	$705	$1,804
Impairment of assets	67	7	72	14
Restructuring costs	19	24	67	41
Non-Service cost US based pensions	(2)	1	(6)	4
FIFO impact unfavorable (favorable)	90	39	94	(15)
Unrealized loss/(gain) on certain derivatives	8	78	(41)	(43)
OPEB curtailment gain	—	—	—	(15)
Major scheduled turnaround expense	1	—	5	—
Certain share-based compensation expense	1	6	8	20
Net loss on divestitures	—	2	—	46
Net loss on extinguishment of debt	—	3	152	—
Other	(26)	28	(43)	43
Adjusted EBITDA attributable to IEP	$(220)	$289	$1,013	$1,899

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Consolidated Adjusted EBIT:	(Unaudited)
Net (loss) income	$(1,102)	$405	$(529)	$2,444
Interest expense, net	250	134	832	544
Income tax benefit	(269)	(392)	(103)	(118)
Consolidated EBIT	$(1,121)	$147	$200	$2,870
Impairment of assets	129	9	135	16
Restructuring costs	23	28	84	50
Non-Service cost US based pensions	(2)	2	(7)	5
FIFO impact unfavorable (favorable)	155	62	161	(21)
Unrealized loss/(gain) on certain derivatives	15	126	(63)	(51)
OPEB curtailment gain	—	—	—	(19)
Major scheduled turnaround expense	1	—	7	—
Certain share-based compensation expense	1	7	12	28
Net loss on divestitures	—	3	—	60
Net loss on extinguishment of debt	—	5	162	—
Other	(39)	8	(62)	29
Consolidated Adjusted EBIT	$(838)	$397	$629	$2,967

IEP Adjusted EBIT:
Net (loss) income attributable to IEP	$(478)	$222	$(373)	$1,025
Interest expense, net	175	118	614	464
Income tax benefit	(221)	(381)	(109)	(170)
EBIT attributable to IEP	$(524)	$(41)	$132	$1,319
Impairment of assets	67	7	72	14
Restructuring costs	19	24	67	41
Non-Service cost US based pensions	(2)	1	(6)	4
FIFO impact unfavorable (favorable)	90	39	94	(15)
Unrealized loss/(gain) on certain derivatives	8	78	(41)	(43)
OPEB curtailment gain	—	—	—	(15)
Major scheduled turnaround expense	1	—	5	—
Certain share-based compensation expense	1	6	8	20
Net loss on divestitures	—	2	—	46
Net loss on extinguishment of debt	—	3	152	—
Other	(26)	28	(43)	43
Adjusted EBIT attributable to IEP	$(366)	$147	$440	$1,414

($ in millions, except per unit amounts)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)
Adjusted Diluted Income per LP Unit:
Net (loss) income attributable to Icahn Enterprises	$(478)	$222	$(373)	$1,025
Loss on extinguishment of debt attributable to Icahn Enterprises	—	3	152	—
Adjusted net (loss) income attributable to Icahn Enterprises	(478)	225	(221)	1,025

Diluted (loss) income per LP unit	$(3.84)	$1.90	$(3.08)	$9.07
Loss on extinguishment of debt attributable to Icahn Enterprises	—	0.02	1.26	—
Adjusted diluted (loss) income per LP unit	$(3.84)	$1.92	$(1.82)	$9.07